                                  SCHEDULE 14C
                                 (Rule 14c-101)
                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION
             Information Statement Pursuant to Section 14(c) of the
                        Securities Exchange Act of 1934


Check the appropriate box(es):


   x     Preliminary Information Statement
------
         Definitive Information Statement
------
         Confidential, for Use of the Commission Only
------   (as permitted by Rule 14-c5(d)(2))



                              EDUDATA CORPORATION

                            -----------------------

                  (Name of Registrant as Specified in Charter)


Payment of filing fee (check the appropriate box):


         $125 per Exchange Act Rule 0-11(c)(1)(ii) or 14c-5(g).
------
         Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
------

         (1) Title of each class of securities to which transaction applies:

         (2)     Aggregate number of securities to which transaction applies:





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
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)     Proposed Maximum Aggregate Value of Transaction:

         (5)     Total Fee Paid:


         Fee paid previously with preliminary materials.
------

         (1) Set forth amount on which the filing fee is calculated and state how it was determined.


         Check box if any part of the fee is offset as provided by Exchange Act
------ Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


         (1)     Amount Previously Paid:

         (2)     Form, Schedule or Registration Statement No.:

         (3)     Filing Party:

         (4)     Date Filed:





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
                                                                     PRELIMINARY
                                                                     INFORMATION
                                                                       STATEMENT

                              EDUDATA CORPORATION
                    200 North Westlake Boulevard, Suite 202
                      Westlake Village, California  91362


                   ----------------------------------------

               NOTICE OF ACTION BY STOCKHOLDERS WITHOUT A MEETING

                       PURSUANT TO SECTION 228(d) OF THE
                        DELAWARE GENERAL CORPORATION LAW

                   ----------------------------------------


TO THE STOCKHOLDERS OF EDUDATA CORPORATION:


         Notice is hereby given that the Board of Directors and the holders of a majority of the outstanding shares of common stock of EDUDATA CORPORATION, a Delaware corporation (the "CORPORATION"), have adopted an Amendment and Restatement (the "AMENDMENT AND RESTATEMENT") of the Corporation's Certificate of Incorporation, as previously amended (the "CERTIFICATE OF INCORPORATION"). Among other things, the Amendment and Restatement (i) changes the name of the Corporation to Dental/Medical Diagnostic Systems, Inc.; (ii) increases the number of authorized shares of Common Stock, par value $.01 per share (the "COMMON STOCK"), from 10,000,000 to 20,000,000 shares; (iii) authorizes the creation of a new class of 1,000,000 shares of Preferred Stock, par value $.01 per share; (iv) effects a one-for- 2.197317574 reverse stock split of the shares of Common Stock issued and outstanding on the date that the Amendment and Restatement is filed with the Delaware Secretary of State (the "EFFECTIVE DATE") and the shares of Common Stock underlying options and other rights granted by the Corporation on or prior to the Effective Date; and (v) effects a restatement of certain other provisions of the Certificate of Incorporation, including, without limitation, the provision concerning the indemnification of officers and directors by the Corporation.

         The Board of Directors of the Corporation approved the Amendment and Restatement at a meeting held on October 3, 1996. Holders of over a majority of the outstanding shares of the Common Stock approved the Amendment and Restatement by written consent in lieu of a meeting, effective as of October 23, 1996, in accordance with the provisions of Section 228 of the Delaware General Corporation Law (the "DGCL"). Accordingly, your





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
consent is not required and is not being solicited in connection with this action. Pursuant to Section 228(d) of the DGCL, you are hereby being provided with notice of the approval by less than unanimous written consent of the Corporation's stockholders of the Amendment and Restatement. Pursuant to the Securities Exchange Act of 1934, as amended, along with this letter you are being furnished with an Information Statement relating to the Amendment and Restatement.

         The record date for determining stockholders entitled to receipt of this notice is October 2, 1996. This notice is first being mailed to such stockholders on or about November 21, 1996. The Amendment and Restatement will not be filed with the Secretary of State of the State of Delaware or become effective until at least 20 calendar days after such mailing.






Date: November __, 1996                By Order of the Board of Directors


                                       ------------------------------------
                                       Robert H. Gurevitch
                                       Chairman of the Board of Directors and
                                       Chief Executive Officer of
                                       the Corporation






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
                              EDUDATA CORPORATION
                    200 North Westlake Boulevard, Suite 202
                      Westlake Village, California  91362


                   ----------------------------------------

                             INFORMATION STATEMENT

                   ----------------------------------------


                               NOVEMBER __, 1996


        PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER


         This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), to the holders (the "STOCKHOLDERS") of the common stock, par value $.01 per share (the "COMMON STOCK"), of EDUDATA CORPORATION, a Delaware corporation (the "CORPORATION"), in connection with the approval of an Amendment and Restatement (the "AMENDMENT AND RESTATEMENT") of the Corporation's Certificate of Incorporation originally filed with the Delaware Secretary of State on February 23, 1983, as previously amended (the "CERTIFICATE OF INCORPORATION").

         The Board of Directors of the Corporation approved the Amendment and Restatement, subject to Stockholder approval, at a meeting held on October 3, 1996. Holders of a majority of the outstanding shares of the Common Stock approved the Amendment and Restatement by written consent in lieu of a meeting, effective as of October 23, 1996, in accordance with Section 228 of the Delaware General Corporation Law (the "DGCL"). Accordingly, your consent is not required and is not being solicited in connection with the adoption of the Amendment and Restatement.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

         The Amendment and Restatement shall effect the following material changes to the Certificate of Incorporation:

         (a) change the Corporation's name to Dental/Medical Diagnostic Systems, Inc.;





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
         (b) increase the authorized Common Stock from 10,000,000 to 20,000,000 shares, and authorize a new class of 1,000,000 shares of Preferred Stock, par value $.01 per share (the "PREFERRED STOCK");

         (c) effect a one-for-2.197317574 reverse split of the shares of Common Stock which are issued and outstanding on the date that the Amendment and Restatement is filed with the Delaware Secretary of State (the "EFFECTIVE DATE"), and the shares of Common Stock underlying outstanding options and other rights granted by the Corporation on or prior to the Effective Date; and

         (d) restate certain other provisions of the Certificate of Incorporation, including, without limitation, the provisions concerning the indemnification of officers and directors by the Corporation.

         The entire cost of furnishing this Information Statement will be borne by the Corporation. The Corporation will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on October 2, 1996 as the record date (the "RECORD DATE") for the determination of Stockholders who are entitled to receive this Information Statement.

         You are being provided with this Information Statement pursuant to
Section 14(c) of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Amendment and Restatement will not be filed with the Secretary of State of the State of Delaware or become effective until at least 20 calendar days after the mailing of this Information Statement.

         This Information Statement is being mailed on or about November __, 1996 to all Stockholders of record as of the Record Date.





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
                               VOTING SECURITIES


         As of the Record Date, the Corporation had 8,746,900 shares of Common Stock issued and outstanding. Each share of outstanding Common Stock is generally entitled to one vote on matters submitted for Stockholder approval.

         Effective as of October 23, 1996, the holders of 5,058,000 shares (or approximately 58%) of the 8,746,900 shares of Common Stock then outstanding executed and delivered to the Corporation written consents to the adoption of the Amendment and Restatement. Since the Amendment and Restatement has been approved by the holders of the required majority of Common Stock no proxies are being solicited with this Information Statement.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT


         The following table sets forth certain information, as of the Record Date, with respect to the beneficial ownership of the Corporation's Common Stock by: (i) each person or group that is known by the Corporation to be the beneficial owner of more than 5% of its outstanding Common Stock ("5% HOLDERS"), (ii) each director or executive officer of the Corporation who beneficially owns such shares and (iii) all directors and executive officers of the Corporation as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each of such persons has the sole voting and investment power with respect to the shares owned. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this Rule, certain shares may be deemed to be beneficially owned by more than one person (such as where persons share voting power or investment power). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date. Unless otherwise indicated, the address of each person listed below is c/o EDUDATA CORPORATION, 200 North Westlake Boulevard, Westlake Village, California 91362.





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

                                                                                                   Percent of
Name                                                              Number of Shares                Class Owned
DIRECTORS AND OFFICERS OF THE CORPORATION:

Robert H. Gurevitch (1)                                                 2,565,000                        29.3%

Hiroki Umezaki (2)                                                      1,615,000                        18.4%
Marvin H. Kleinberg (3)                                                    15,000                            *

Gerald K. Kitano (4)                                                       15,000                            *

Ronald E. Wittman                                                               0                            *

Dewey Perrigo (5)                                                         350,000                          3.9%
Merle W. Roberts (6)                                                       50,000                            *

All Officers and Directors as a Group                                   4,610,000                        51.5%
(7 Persons)(7)



OTHER 5% STOCKHOLDERS:
Richard M. Bliss                                                          658,000                          7.5%

Paul O. Koether (8)                                                       719,668                          8.2%
211 Pennbrook Rd
Fox Hill, NJ 07931

G. Tyler Runnels (9)                                                      588,000                          6.6%
T.R. Winston & Co., Inc.
1999 Avenue of the Stars
Suite 1950
Los Angeles, California 90067

------------------
* Less than one percent.

(1) Includes 15,000 shares of Common Stock underlying options which were exercisable on or which will become exercisable within 60 days of October 2, 1996.

(2) Includes 15,000 shares of Common Stock underlying options which were exercisable on or which will become exercisable within 60 days of October 2, 1996.

(3) Includes 15,000 shares of Common Stock underlying options which were exercisable on or which will become exercisable within 60 days of October 2, 1996.





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
(4) Includes 15,000 shares of Common Stock underlying options which were exercisable on or which will become exercisable within 60 days of October 2, 1996.

(5) Includes 100,000 shares of Common Stock underlying options which were exercisable on or which will become exercisable within 60 days of October 2, 1996.

(6) Includes 50,000 shares of Common Stock underlying options which were exercisable on or which will become exercisable within 60 days of October 2, 1996.

(7)      Includes 210,000 shares of Common Stock underlying options.

(8) Includes 488,114 shares of Common Stock held by affiliates of Mr. Koether including 380,303 shares of Common Stock of which Mr. Koether disclaims beneficial ownership.

(9) Includes 120,000 shares of Common Stock underlying options which were exercisable in or which will become exercisable within 60 days of October 23, 1996.


                       INTEREST OF CERTAIN PERSONS IN OR
                     OPPOSITION TO MATTERS TO BE ACTED UPON

         The Amendment and Restatement was unanimously approved by the Board of Directors at a meeting on October 3, 1996. Effective as of October 23, 1996, certain directors, officers, and 5% Holders of the Corporation, owning approximately 58% of the Corporation's Common Stock approved the Amendment and Restatement by means of a written consent.

         The Stockholders have no right under Delaware law or under the Corporation's Certificate of Incorporation or By-Laws to dissent from any of the provisions adopted in the Amendment and Restatement.





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
                         THE AMENDMENT AND RESTATEMENT


         The following is a summary of the material terms of the Amendment and Restatement. This summary is qualified in its entirety by reference to the complete text of the Amendment and Restatement, which is attached hereto as Exhibit A. Stockholders are urged to read the actual text of the Amendment and Restatement in its entirety.


                    ARTICLE FIRST:  CHANGE OF CORPORATE NAME

         The DGCL provides that a corporation may amend its certificate of incorporation to change its corporate name.

         The Board has deemed it advisable and in the best interests of the Corporation to amend and restate Article FIRST to effect a change in the name of the Corporation from EDUDATA CORPORATION to Dental/Medical Diagnostic Systems, Inc.

         Although the Corporation was established in 1981, between 1988 and 1996 the Corporation's operations were limited to exploring opportunities to acquire or become an operating business. In March 1996, the Corporation acquired Dental/Medical Diagnostic Systems, LLC, a manufacturer of intraoral dental cameras (the "SUBSIDIARY") and Bavarian Dental Instruments, Inc., a manufacturer of dental burrs ("BDI"), and, since that time, has focused its business activities on the development and marketing of devices used in the dental medical profession. In July 1996, the Corporation determined to wind down the operations of BDI.

         In the judgment of the Board of Directors, the change of the corporate name to Dental/Medical Diagnostic Systems, Inc., is advisable and in the best interests of the Corporation, both to more accurately identify the new business to be conducted by the Corporation through its newly acquired Subsidiary, and in view of the current character and strategic focus of the business of the Corporation.

         Stockholders will be required to exchange their outstanding stock certificates for new certificates which reflect the Corporation's new name (see Article Fifth: Deletion of Incorporator Information and Members of the Initial Board of Directors and Effectuation of a Reverse Stock Split, below, for information relating to the exchange of certificates).

         The amendment and restatement of Article FIRST of the Certificate of Incorporation will not change the rights of the Stockholders.





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
         ARTICLE SECOND:  AMENDMENT AND RESTATEMENT OF NAME AND ADDRESS
                              OF REGISTERED AGENT

         The DGCL requires a corporation to set forth in its certificate of incorporation the address of the corporation's registered office in the State of Delaware, and the name of the registered agent at such address.

         In the judgment of the Board of Directors, the amendment and restatement of the name and address of the Corporation's registered agent to reflect the Corporation's registered agent's new address, as listed in Article SECOND of the Certificate of Incorporation, is necessary to conform with the requirements of the DGCL.

         The amendment and restatement of Article SECOND of the Certificate of Incorporation will not change the rights of the Stockholders.


                     ARTICLE THIRD:  RESTATEMENT OF PURPOSE

         The DGCL requires a corporation to set forth in its certificate of incorporation the nature of the business or purposes for which it is to be organized under the DGCL.

         The Board of Directors has deemed it advisable to restate Article THIRD of the Certificate of Incorporation to indicate that the Corporation may engage in any lawful act or activity for which a corporation may now or hereafter be organized under the DGCL.

         The restatement of Article THIRD of the Certificate of Incorporation will not change the rights of the Stockholders.


              ARTICLE FOURTH: INCREASE IN AUTHORIZED COMMON STOCK AND AUTHORIZATION OF A NEW CLASS OF PREFERRED STOCK

A.       INCREASE IN AUTHORIZED COMMON STOCK

         The DGCL provides that a corporation may amend its certificate of incorporation to increase or decrease its authorized capital stock.

         The Board of Directors believes that an amendment and restatement of Article FOURTH of the Certificate of Incorporation to increase in the number of authorized shares of Common Stock from 10,000,000 to 20,000,000 shares is in the best interests of the Corporation and the Stockholders so as to have available additional authorized but unissued shares of Common Stock in an amount adequate to provide for the future needs of the Corporation. The additional shares will be available for issuance from time to time by the Corporation at the discretion of the Board





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
of Directors, normally without further Stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, equity and convertible debt financings. No Stockholder will have statutory preemptive rights regarding any future issuance of any shares of Common Stock.

         The existence of authorized but unissued and unreserved Common Stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of the Corporation by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of the Corporation's management. Although the Board of Directors has no present intention of doing so, the Corporation's authorized but unissued Common Stock could be issued in one or more transactions that would make more difficult or costly, and less likely, a takeover of the Corporation. This increase is not being effected in response to any specific effort of which the Corporation is aware to obtain control of the Corporation, nor is the Board of Directors currently proposing to the Stockholders any anti-takeover measures.


B.       AUTHORIZATION OF A NEW CLASS OF PREFERRED STOCK

         The DGCL provides that a corporation may amend its certificate of incorporation to create new classes of stock having rights and preferences either prior and superior or subordinate and inferior to the stock of any class then authorized, whether issued or unissued.

         The Board of Directors believes that an amendment to Article FOURTH of the Certificate of Incorporation to authorize a new class of 1,000,000 shares of Preferred Stock, par value $.01 per share, is in the best interests of the Corporation and the Stockholders, and believes that it is advisable to authorize such shares and have them available in connection with possible future transactions, such as equity or convertible debt financings, strategic alliances, corporate mergers, acquisitions, possible funding of new product programs or businesses and other uses not presently determinable and as may be deemed to be feasible and in the best interests of the Corporation. In addition, the Board of Directors believes that it is desirable that the Corporation have the flexibility to issue shares of Preferred Stock without further Stockholder action, except as otherwise provided by law.

         The Preferred Stock will have such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as are determined by the Board of Directors. Thus, the Board of Directors will be entitled to authorize the creation and issuance of up to 1,000,000 shares of Preferred Stock, in one or more series, with such limitations and restrictions as may be determined in the Board's sole discretion, without further authorization by the





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
Stockholders. The Stockholders will not have statutory preemptive rights to subscribe for shares of Preferred Stock.

         The issuance of Preferred Stock with special voting rights or conversion rights may adversely affect the voting power of the Common Stock, including the loss of voting control by the current holders of the Common Stock. It is not possible to determine the actual effect of the Preferred Stock on the rights of the Stockholders of the Corporation until the Board of Directors determines the rights of the holders of a series of Preferred Stock. However, such effects might include (i) restrictions on the payment of dividends to holders of the Common Stock; (ii) dilution of the voting power to the extent that the holders of shares of Preferred Stock are given voting rights; (iii) dilution of the equity interests and voting power if the Preferred Stock is convertible to Common Stock; and (iv) restrictions upon any distribution of assets to the holders of the Common Stock upon liquidation or dissolution, and until the satisfaction of any liquidation preference granted to the holders of Preferred Stock.

         The Board of Directors is required by the DGCL to make any determination to issue shares of Preferred Stock based upon its judgment as to the best interests of the Stockholders and the Corporation. Although the Board of Directors has no present intention of doing so, it could issue shares of Preferred Stock (within the limits imposed by applicable law) and could, depending on the terms of such series, make more difficult or discourage an attempt to obtain control of the Corporation by means of a merger, tender offer, proxy contest or other means. For example, the issuance of new shares could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Corporation should the Board of Directors consider the action of such entity or person not to be in the best interests of the Stockholders and the Corporation. Any such issuance of Preferred Stock could also have the effect of diluting the earnings per share and book value per share of the Common Stock held by the holders of the Common Stock. The authorization of the Preferred Stock is not being effected in response to any specific effort of which the Corporation is aware to obtain control of the Corporation, nor is the Board of Directors currently proposing to the Stockholders any anti-takeover measures.

         While the Corporation may consider effecting an equity offering of Preferred Stock in the future for the purposes of raising additional working capital or otherwise, the Corporation, as of the date hereof, has no agreements or understandings with any third party to effect any such offering of Preferred Stock and no assurances are given that any offering will in fact be effected at any time in the future.





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
              ARTICLE FIFTH:  DELETION OF INCORPORATOR INFORMATION
  AND MEMBERS OF THE INITIAL BOARD OF DIRECTORS AND EFFECTUATION OF A REVERSE
                                  STOCK SPLIT

A. DELETION OF INCORPORATOR INFORMATION AND MEMBERS OF THE INITIAL BOARD OF DIRECTORS

         The DGCL provides that a corporation need not restate the name of its incorporator or the members of its initial board of directors in any restatement of its certificate of incorporation.

         The Board of Directors has determined that it is unnecessary to restate to provisions of Article FIFTH of the Certificate of Incorporation.

         The deletion of Article FIFTH of the Certificate of Incorporation will not change the rights of the Stockholders.


B.       EFFECTUATION OF A REVERSE STOCK SPLIT

         The DGCL provides that a corporation may amend its certificate of incorporation to change the number of outstanding shares of its common stock.

         The Board of Directors has declared it advisable and in the best interests of the Corporation to effect a one-for-2.197317574 reverse split (the "REVERSE SPLIT") of the shares of Common Stock issued and outstanding on the Effective Date, and the shares of Common Stock underlying outstanding options and other rights granted by the Corporation on or prior to the Effective Date, and has elected to provide for such Reverse Split in a new Article FIFTH of the Amendment and Restatement.

         Purposes of the Proposed Reverse Split

         The Board of Directors believes that the Reverse Split is in the best interests of the Corporation and the Stockholders for several reasons. The Board of Directors believes that the Reverse Split is necessary in order to secure certain contemplated financing in the aggregate amount of $1.6 million. The Board of Directors also believes that the Reverse Split may enhance the acceptability of the Common Stock by the financial community and the investing public. The Corporation hopes that the reduction in the number of issued and outstanding shares of Common Stock caused by the Reverse Split will result in an increase in the market price of the Common Stock. The Board of Directors also hopes that the proposed Reverse Split will result in a broader market for the Common Stock than that which already exists. A variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing with lower priced stocks. Some of those policies and practices pertain to the payment of broker's commissions and to time consuming procedures that function to make the handling of lower priced stock economically unattractive to brokers. In addition, the structure of trading commissions also tends to have an adverse impact upon the holders of lower priced stock because the brokerage commission on a sale of lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue. The Reverse Split may result in a price level for the Common Stock that will reduce to some extent, the effect of the above-referenced policies and practices of brokerage firms and diminish the adverse impact of trading commissions on the market for the Common Stock. The expected increased price level may also encourage interest and trading in the Common Stock and possibly promote greater liquidity for the Stockholders.

         However, there can be no assurance that any or all of these effects will occur; including, without limitation, that the Corporation will secure the contemplated $1.6 million financing, or that such price will either exceed or remain in excess of the current market price. Further, there is no assurance that the market for the Common Stock will be improved. Stockholders should note that the Board of Directors cannot predict what effect the Reverse Split will have on the market for the Common Stock.

         Implementation of the Reverse Stock Split

         The effect of the Reverse Split upon holders of the Common Stock or options or other rights to acquire the Common Stock will be that, effective as of the Effective Date, the shares of Common Stock that are issued and outstanding on the Effective Date, and the shares of Common Stock underlying outstanding options and other rights granted by the Corporation on or prior to the Effective Date, will be automatically converted into the number of whole shares of Common Stock equal to the number of shares of Common Stock owned or underlying immediately prior to the Reverse Split divided by 2.197317574, and the Stockholder's percentage ownership interest in the Corporation and proportional voting power will remain unchanged, except for minor differences resulting from adjustments for fractional shares. The rights and privileges of the holders of shares of the Common Stock will be substantially unaffected by the Reverse Split. The DGCL provides that if a corporation does not issue fractional shares it may elect to pay in cash the fair value of fractions of a share determined as of the time when those entitled to receive such fractions are determined. No fractional shares of the Common Stock will be issued to the Stockholders as a consequence of the Reverse Split. The Corporation will pay in cash the fair value as of the Effective Date of fractions of a share to holders of shares of Common Stock entitled to fractions of a share on the Effective Date in lieu of issuing fractional shares.

         The Reverse Split may result in some of the Stockholders owning "odd-lots" of less than 100 shares of the Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

         As soon as practicable after the Effective Date, the Stockholders will be notified and required to exchange their stock certificates for new certificates representing the shares of new Common Stock. Stockholders will be furnished with the necessary materials and instructions for the surrender and exchange of stock certificates at the appropriate time by the Corporation's transfer agent. Stockholders will not be required to pay a transfer or other fee in connection with the exchange of certificates. THE STOCKHOLDER SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

         Federal Income Tax Consequences

         The following description of federal income tax consequences is based upon present federal tax laws and does not purport to be a complete discussion of such consequences. ACCORDINGLY, STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS FOR MORE DETAILED INFORMATION REGARDING THE EFFECT OF THE REVERSE SPLIT ON THEIR INDIVIDUAL TAX STATUS.

         The exchange of shares of pre-Reverse Split Common Stock for shares of post-Reverse Split Common Stock will not result in recognition of gain or loss. The holding period of the shares of post-Reverse Split Common Stock will include the Stockholder's holding period for the shares of pre-Reverse Split Common Stock exchanged therefor, provided that the shares of pre-Reverse Split Common Stock were held as a capital asset. The adjusted basis of the shares of post-Reverse Split Common Stock will be the same as the adjusted basis of the shares of pre-Reverse Split Common Stock exchanged therefor.


                ARTICLE SIXTH:  RESTATEMENT OF ELECTION TO ELIMINATE
              REQUIREMENT OF WRITTEN BALLOT FOR ELECTION OF DIRECTORS

         The DGCL provides that a corporation may elect to not require a written ballot for the election of its directors, but requires that the corporation specifically state any such election in its certificate of incorporation.

         Article SIXTH of the Certificate of Incorporation states the Corporation's election to not require a written ballot for the election of directors. The Amendment and Restatement does not change this election.

         The restatement of Article SIXTH of the Certificate of Incorporation will not change the rights of the Stockholders.

           ARTICLE SEVENTH:  RESTATEMENT OF AUTHORIZATION OF DIRECTORS
                 TO ADOPT, REPEAL AND AMEND CORPORATION'S BY-LAWS

         The DGCL provides that a corporation may elect to permit its directors to adopt, repeal and amend its by-laws, but that such election must be specifically stated in its certificate of incorporation.

         Article SEVENTH of the Certificate of Incorporation sets forth the Corporation's election to permit the Corporation's directors to adopt, repeal and amend the Corporation's By-Laws. The Amendment and Restatement does not change this election.

         The restatement of Article SEVENTH of the Certificate of Incorporation will not change the rights of the Stockholders.


       ARTICLE EIGHTH:  AMENDMENT AND RESTATEMENT OF INDEMNIFICATION OF
                         OFFICERS AND DIRECTORS

         The DGCL provides that a corporation may elect to indemnify its officers, directors, employees and agents under certain circumstances.

         Article EIGHTH of the Certificate of Incorporation, and Article ELEVENTH of that certain Certificate of Amendment of Certificate of Incorporation, filed as of July 22, 1987 with the Delaware Secretary of State (the "CERTIFICATE OF AMENDMENT") set forth provisions regarding the indemnification of officers, directors, employees and agents by the Corporation (the "ORIGINAL INDEMNIFICATION PROVISIONS").

         The Board of Directors has deemed it advisable to amend and restate the Original Indemnification Provisions in Article EIGHTH of the Amendment and Restatement.

         The Amendment and Restatement expands the indemnification available to the Corporation's officers and directors to the fullest extent permitted under the DGCL. While the Original Indemnification Provisions mandate the basic protection for such individuals that is available under the DGCL, the Board of Directors believes it to be desirable to include a fuller statement of the rights of officers and directors of the Corporation to indemnification by the Corporation in certain circumstances. The Board of Directors believes that the proposed amendments are desirable so that the Corporation can continue to attract and retain responsible individuals to serve as its officers and directors. The Amendment and Restatement retains certain limitations on the Corporation's officers' and directors' right of indemnification, such as in connection with a breach of the duty of loyalty to the Corporation and for actions not taken in good faith.

         The Amendment and Restatement also amends the Original Indemnification Provisions to expressly provide that the Corporation may procure insurance, create a trust fund, grant a security interest, enter into indemnification agreements or make other similar arrangements, to the fullest extent authorized or permitted by law, to ensure the payment of any obligations of the Corporation which may arise out of Article EIGHTH thereof.

         The amendment and restatement of the Original Indemnification Provisions will not materially change the rights of the Stockholders.


             ARTICLE NINTH:  COMPROMISE OR ARRANGEMENT BETWEEN THE
                   CORPORATION AND CREDITORS OR STOCKHOLDERS

         Article TENTH of the Certificate of Incorporation is fully restated in Article NINTH of the Amendment and Restatement. This Article provides that, in the event of an application for appointment of a receiver for, or for dissolution of, the Corporation, any compromise or arrangement between the Corporation and its creditors or the Stockholders, if approved by the majority of such creditors or the Stockholders, shall be binding on all creditors or the Stockholders, provided that a court of equitable jurisdiction in Delaware has approved such compromise or arrangement.

         Section 302 of the DGCL provides that the inclusion of such language in an original certificate of incorporation, as provided in Section 102 of the DGCL, shall subject all creditors and stockholders of a corporation to such provision and bind any such parties as of the date of the original certificate of incorporation.

         The Board of Directors has deemed it advisable to restate Article TENTH of the Certificate of Incorporation as Article NINTH of the Amendment and Restatement to ensure the continuation of the protection that such provision affords the Corporation.

         The restatement of Article TENTH of the Certificate of Incorporation will not change the rights of the Stockholders.


                             AVAILABLE INFORMATION

         The Corporation is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "COMMISSION"). Such information filed by the Corporation can be inspected at the public reference facilities maintained by the Commission at Room 1025, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois

60661. Copies may also be obtained at prescribed rates from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.


                  EFFECTIVE DATE OF AMENDMENT AND RESTATEMENT

         Pursuant to Rule 14(c)-2 under the Exchange Act, the filing of the Amendment and Restatement with the Delaware Secretary of State, or the effective date of such filing, shall not occur until a date at least twenty
(20) days after the date on which this Information Statement has been mailed to the Stockholders. The Corporation anticipates that the actions contemplated hereby will be effected on or about the close of business on December 11, 1996.



                                       By Order of the Board of Directors


                                       -----------------------------------
                                       Robert H. Gurevitch
                                       Chairman of the Board of Directors and
                                       Chief Executive Officer of
                                       the Corporation




Westlake Village, California
November __, 1996

                                   EXHIBIT A


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              EDUDATA CORPORATION
                             A DELAWARE CORPORATION


       Robert H. Gurevitch and Marvin H. Kleinberg each certifies that:

       1. Robert H. Gurevitch is the duly elected and acting Chairman of the Board, Chief Executive Officer and President, and Marvin H. Kleinberg is the duly elected and acting Assistant Secretary, of the corporation named above.

       2. The Certificate of Incorporation of the corporation, filed with the Secretary of State of the State of Delaware, on February 23, 1983, and as previously amended on July 22, 1987, shall be further amended and restated to read in full as follows:

                 FIRST:   The name of the corporation is DENTAL/MEDICAL
DIAGNOSTIC SYSTEMS, INC. (the "Corporation").

                 SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

                 THIRD:   The purpose of the Corporation is to engage in any
lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 to the Delaware Code (the "GCL").

                 FOURTH:  (a)      The total number of shares which the
Corporation shall have authority to issue is 20,000,000 shares of common stock, par value $0.01 per share (the "Common Stock") and 1,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock").

                          (b)      The holders of the issued and outstanding
shares of Common Stock shall be entitled to one vote per share of Common Stock held by them on all matters voted upon by stockholders of the Corporation, including, but not limited to, the election of directors.

                          (c)     The Preferred Stock may be divided into such
number of series as the Board of Directors of the Corporation may determine.
The Board of Directors of the Corporation is authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon the Preferred Stock or any series thereof with respect to any wholly unissued class or series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors of the Corporation, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors of the Corporation originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of that series.

                  FIFTH: Effective upon the filing of this Amended and Restated Certificate of Incorporation every 2.197317574 then issued and outstanding shares of Common Stock are reconstituted and converted into one (1) share of Common Stock and every then issued and outstanding option or other right to purchase 2.197317574 shares of Common Stock is reconstituted and converted into an option or other right to purchase one (1) share of Common Stock. The Corporation shall not issue any fractional shares in connection with the foregoing, but shall instead be authorized to pay in cash the fair value of fractions of a share to holders entitled to issuance of fractions of a share as of the date of the filing of this Amended Restated Certificate of Incorporation.

                 SIXTH: Election of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall otherwise provide.

                 SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, repeal, alter, amend or rescind the Bylaws of the Corporation.

                 EIGHTH:  (a)     The Corporation shall indemnify to the
fullest extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law.
No amendment or repeal of this Section (a) of Article EIGHTH shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

                          (b)     No director of the Corporation shall be
personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of
the GCL, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Section (b) of Article EIGHTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                   (c)     In furtherance and not in limitation
of the powers conferred by statute:

                                        (i)      the Corporation may purchase
and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify against such liability under the provisions of law; and

                                        (ii)     the Corporation may create a
trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

                 NINTH:   Whenever a compromise or arrangement is proposed
between the Corporation and its creditors or any class of them and/or between the Corporation and its Stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or Stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the Stockholders or class of Stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the Stockholders or class of Stockholders, of the Corporation, as the case may be, and also in the Corporation.


       3. The foregoing Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of the Corporation in accordance with Section 245 of the GCL.

       4. The foregoing Amended and Restated Certificate of Incorporation has been duly approved, pursuant to resolutions of the Board of Directors of the Corporation, and in accordance with Section 228 of the GCL, by the written consent of the holders of a majority of the shares of Common Stock outstanding.

       IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Certificate of Incorporation as of the 23rd day of October, 1996.





                                       By:
                                          --------------------------------
                                          Robert H. Gurevitch
                                          President



                                       By:
                                          --------------------------------
                                          Marvin H. Kleinberg
                                          Assistant Secretary